SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 30, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

     NEW  JERSEY                    0-6994                         22-1630072

  (State  or  Other  Jurisdiction  of          (Commission  File  Number)
(IRS  Employer  Identification  No.)
     Incorporation)


          44  TALMADGE  ROAD,  EDISON,  NJ                         08818-4005
       (Address  of  Principal  Executive Offices)                    (ZIP Code)


          Registrant's  telephone  number,  including area code:  (732) 287-1200

          (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)







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

ITEM  2.02.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION


                         NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR  CONTACTS:

Samuel  Eichenbaum                               Matthew  J.  Dennis,  CFA
Vice  President,  Finance  and  Treasurer        NBS  Investor  Relations
New  Brunswick  Scientific  Co.,  Inc.           Clear  Perspective  Group,  LLC
732.650.2500                                     440.353.0552
same@nbsc.com                                    mdennis@cpg-llc.com


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


            NEW BRUNSWICK SCIENTIFIC CO., INC., REPORTS INCREASES IN 2004 FOURTH-QUARTER AND FULL-YEAR EARNINGS ON RECORD SALES


EDISON, NEW JERSEY, MARCH 30, 2005-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced improved financial results for its fourth quarter and full year ended December 31, 2004. Sales for both periods set new company records as fourth-quarter diluted net income per share in 2004 and 2003 amounted to $0.11. Full-year 2004 diluted net income per share increased significantly to a $0.22 profit from 2003's loss of $0.16.

Net sales for 2004's closing three months advanced 12% to a quarterly record of $17.4 million from $15.6 million for the 2003 fourth quarter. A substantial portion of the increase in sales in the fourth quarter was attributable to the impact of the weaker dollar, which added approximately $1.0 million and to the addition of RS Biotech, which was acquired in November 2003. Net income for the quarter increased to $990,000, or $0.11 per diluted share, from $945,000, or $0.11 per diluted share, for the comparable year-ago period. Net income for the 2004 quarter was negatively impacted by (1) lower margins due to the effect of product mix as well as higher steel and transportation costs and (2) a higher income tax rate when compared with the unusually low rate in 2003's fourth quarter.

For the 2004 full year, net sales increased 26%, reaching an all-time high of $62.1 million. This compares with sales of $49.4 million one year ago. The impact of the weaker dollar contributed $2.0 million or 3% to 2004's net sales and the acquisition of RS Biotech in November 2003 also benefited net sales. Net income for 2004 was $1.9 million, or $0.22 per diluted share, despite a $346,000 severance payment made in the third quarter, compared with 2003's net loss of $1.4 million, or $0.16 per share, which included a pretax gain of $201,000 on the sale of property.

For the year, gross margin increased to 40.0% from last year's 37.4%, primarily reflecting the effect of increased absorption of manufacturing overhead occasioned by the higher sales volumes. The margin improvement for the year was dampened by a $150,000 write-down of inventory for a discontinued product during the third quarter, as well as by higher steel prices and transportation costs.

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

As a percentage of sales, 2004 selling, general and administrative expenses decreased to 28.2% from 32.5% in 2003, despite the previously announced severance payment and the effects of foreign exchange translation.

Co-founder and Chairman David Freedman said: "Continued strong end-market demand helped to generate robust sales growth, especially internationally. However, our enthusiasm is tempered by the government's budgetary policy resulting in a minimal increase in spending for research. Volume growth together with the full-year's 260 basis point gross margin increase produced our fifth consecutive quarterly period of profitability. At year-end, our backlog stood at $8.4 million, all of which we expect to ship in the current year."

Mr. Freedman continued, "During 2004, we benefited from an improved capital spending climate in the markets we serve. Our increased profitability has afforded us the opportunity to increase investment in research and development, which is expected to result in a number of new-product introductions in 2005."

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
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ABOUT  NEW  BRUNSWICK  SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com
                                                                    ------------
..


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.


                          --FINANCIAL RESULTS FOLLOW--


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
              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)

              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)


                                                         THREE MONTHS ENDED
                                                             DECEMBER 31,. . .     YEAR ENDED DECEMBER 31,
                                                         -----------------------    -----------------------

                                                             2004         2003           2004         2003
                                                        ----------  -----------  -------------  -----------
                                                                       RESTATED . . . . . . . . .  RESTATED
                                                                        NOTE 1.  . . . . . . . . .  NOTE 1
Net sales. . . . . . . . . . . . . . . . . . . . . . .  $  17,405   $   15,594   $     62,124   $   49,404
Operating costs and expenses:
  Cost of sales. . . . . . . . . . . . . . . . . . . .     10,495        9,242         37,292       30,935
  Selling, general and administrative
       expenses. . . . . . . . . . . . . . . . . . . .      4,250        3,877         17,493       16,042
  Research, development and
engineering expenses . . . . . . . . . . . . . . . . .        909          888          3,687        3,414
                                                        ----------  -----------  -------------  -----------

Total operating costs and expenses . . . . . . . . . .     15,654       14,007         58,472       50,391
                                                        ----------  -----------  -------------  -----------
Income (loss) from operations. . . . . . . . . . . . .      1,751        1,587          3,652         (987)
Other income (expense):
  Interest income. . . . . . . . . . . . . . . . . . .         28           35             85           84
  Interest expense . . . . . . . . . . . . . . . . . .        (66)         (66)          (394)        (313)
  Other, net . . . . . . . . . . . . . . . . . . . . .         (6)        (133)           (76)         (38)
                                                        ----------  -----------  -------------  -----------
                                                              (44)        (164)          (385)        (267)
                                                        ----------  -----------  -------------  -----------
Income (loss) before income tax
   expense . . . . . . . . . . . . . . . . . . . . . .      1,707        1,423          3,267       (1,254)
Income tax expense . . . . . . . . . . . . . . . . . .        717          478          1,336           98
                                                        ----------  -----------  -------------  -----------
Net income (loss). . . . . . . . . . . . . . . . . . .  $     990   $      945   $      1,931   $   (1,352)
                                                        ==========  ===========  =============  ===========
Basic net income (loss) per share. . . . . . . . . . .  $    0.11   $     0.11   $       0.22   $    (0.16)
                                                        ==========  ===========  =============  ===========
Diluted net income (loss) per share. . . . . . . . . .  $    0.11   $     0.11   $       0.22   $    (0.16)
                                                        ==========  ===========  =============  ===========


Basic weighted average number of shares outstanding. .      8,833        8,616          8,741        8,592
                                                        ==========  ===========  =============  ===========

Diluted weighted average number of shares outstanding.      8,906        8,713          8,835        8,592
                                                        ==========  ===========  =============  ===========

                    SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                             (Dollars in thousands)

                                              DECEMBER 31,   DECEMBER 31,
                                                 2004            2003
                                             -------------  ------------
                                                              RESTATED
                                  . . . . . . . . . . . . . .  NOTE 1


Cash and cash equivalents . . . . . . . . .  $      10,846  $  10,536
Accounts receivable, net. . . . . . . . . .         11,332     10,012
Inventories . . . . . . . . . . . . . . . .         12,139     12,304
Property, plant and equipment, net. . . . .          6,495      6,478
Total assets. . . . . . . . . . . . . . . .         53,795     51,531
Accounts payable and accrued expenses . . .          7,592      7,260
Long-term debt, net of current installments          6,022      7,675
Shareholders' equity. . . . . . . . . . . .         35,955     31,544
Working capital . . . . . . . . . . . . . .         27,198     25,279
Current ratio . . . . . . . . . . . . . . .      3.9  to 1   3.8 to 1


NOTE  1.  RESTATEMENT  OF  CONSOLIDATED  FINANCIAL  STATEMENTS:

On March 21, 2005, the Company announced that certain of its historical financial statements required restatement because of a misapplication of Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) as it applies to three interest rate swaps that were entered into in 1999 and 2004 to fix the interest rates on variable rate debt incurred primarily for acquisitions in 1999 and 2003. The required changes affected the previously filed financial statements for the years ended December 31, 2001, 2002 and 2003 as well as for the 2003 quarters and the 2004 quarters through October 2, 2004. The restatement did not affect the Company's reported cash and cash equivalents or income (loss) from operations in any of the above periods.

ITEM  8.01.  OTHER  EVENTS

Bonuses for the year ended December 31, 2004, have been awarded by the board of directors of New Brunswick Scientific Co., Inc. to the following executive officers of the Company:

David  Freedman        $82,555
James  T.  Orcutt      $62,160
Samuel  Eichenbaum     $51,360
Lee  Eppstein          $39,312